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                                                                 EXHIBIT 13(B)

                                 AGREEMENT BETWEEN
                      FRANKLIN FINANCIAL SERVICES CORPORATION
                                        AND
                        THE FRANKLIN LIFE INSURANCE COMPANY

     THIS AGREEMENT entered into this 30th day of June 1971, by and between The Franklin Life Insurance Company, an Illinois insurance corporation, having its original office at Franklin Square, Springfield, Illinois (the "Company"), and Franklin Financial Services Corporation, a Delaware corporation, having its
principal office-   at Franklin Square, Springfield, Illinois ("FFSC"),

                                W I T N E S S E T H:

     WHEREAS, the Company is engaged in the issuance of life insurance policies and annuity contracts, pursuant to insurance laws in the District of Columbia, Puerto Rico, and in all states of the United States except New York through its licensed life insurance agents, and desires to issue and sell variable annuity contracts (the "Contracts") through all or some of the said agents; and

     WHEREAS, the Contracts may be deemed to be securities under the Securities Exchange Act of 1934 (the "Act'), and applicable state laws, and the sale of such securities may be deemed to be through an instrumentality of interstate commerce within the meaning of Section 15(a) of the Act; and

     WHERMS, FFSC is a wholly-owned subsidiary of the Company and FFSC is registered as a broker-dealer under Section 15(b) of the Act and also is registered as a member of the National Association of securities Dealers, Inc. ("NASD"); and

     WHEREAS, it is the desire of the parties to enter into an agreement pursuant to which certain agents of the Company who are to be authorized to sell the Contracts will be registered representatives of FFSC ("Agents'), which will be responsible for selecting, training, and supervising them for that purpose, all as more particularly described herein,

     NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

     1. The Company will advise FFSC of the names of the agents who are to be authorized by the Company to sell the Contracts. FFSC will then select the agents in the sale of variable annuity contracts and will use its best efforts to qualify such agents under applicable federal and state laws to engage in the

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sale of the Contracts.  Agents so trained and qualified will be registered representatives of FFSC under applicable requirements of the NASD and, in addition to all other requirements for such qualifications will be required to.comply with applicable examination requirements before being permitted to engage in the sale of Contracts.

     2. FFSC will regularly advise the Company of the qualifications of each Agent under applicable federal and state laws.

     3. Before any Agent will be authorized to offer or sell the Contracts, the Company, FFSC and the Agent will enter into a mutually satisfactory agreement pursuant .to which the Agent will acknowledge that he will be a registered representative of FFSC in connection with his selling activities related to the Contracts, that such activities will be under the supervision and control of FFSC and the supervisor or supervisors designated by FFSC, and that the Agent's right to continue to sell the Contracts is subject to his continued compliance with such agreement and all rules, procedures and standards established by FFSC.

    4. FFSC will maintain its registration under the Act and its membership in the NASD and will fully comply with the requirements of the NASD and of applicable law and will establish such rules and procedures as may be necessary adequately to supervise the securities activities of the Agents. Upon request by FFSC, the Company will furnish or require the Agents to furnish such appropriate records as may be necessary to insure such supervision.

    5. In the event any Agent fails or refuses to submit to submit supervision of FFSC, or otherwise fails to meet the rules, procedures and standards imposed by FPSC on its registered representatives, FFSC shall promptly advise the Company thereof and shall notify such Agent that he is no longer authorized to offer or sell the Contracts, and FFSC and the Company shall take whatever additional action may be necessary to terminate the sales activities of such Agent relating to the Contracts.

    6. It is contemplated that all or some of the home office supervisors, Regional Managers, or General. Agents of the Company will become qualified as registered representatives of FFSC and in that capacity will, subject to the policies of FFSC, supervise the selling activities of Agents relating to the Contracts. In the event any such person shall fail- or refuse -to provide such supervision to


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FFSC's satisfaction, FFSC (with the cooperation. of the Company) shall furnish a qualified person to perform such supervision or, if FFSC is unable to furnish such supervision, the authority of the unsupervised Agents to sell the Contracts shall be withdrawn forthwith.

    7. All purchase payments on the Contracts will be promptly paid to the Company. Commissions payable to Agents in connection with sales of the Contracts shall be paid by the Company to the Agents through the General Agents or otherwise under the Company's usual agency contracts and nothing contained herein shall obligate FPSC to-pay any commissions or other remuneration to the Agents or to reimburse any such Agents for expenses incurred by them, nor shall FFSC have any interest whatsoever in any commissions or other remuneration payable to Agents by the Company. Commissions so paid by the Company shall be appropriately reflected in the books and records maintained by or on behalf of FFSC.

    8. FFSC will assume full responsibility for the sales activities of-the Agents relating to the Contracts and for initial and continued compliance by itself and Agents with applicable rules of NASD and federal and state securities laws, and in connection therewith may demand and receive such assurances from the Company as it deems appropriate demonstrating compliance with the Act, the Securities Act of 1933 and the investment Company Act of 1940.

    9. FFSC may request that all or some of the notices and the books and records required to be prepared, sent, and/or maintained by it, as a registered broker-dealer or as a member of the NASD, in connection with the sale of the Contracts, be prepared, sent and/or maintained by the Company, at the Company's expense, as agent for FFSC. The Company agrees that such books and records are the property of FFSD, will be made- and preserved in accordance with Rules 17a-3afid.17a-4 under the Act, and will be subject to examination by the Securities and Exchange Commission in accordance with Section 17(a) of the Act.

    10. FFSC will provide for prospectuses and such other material as the Company and FFSC may mutually determine to be necessary or desirable, and which are authorized by applicable law, for use in connection with the offering or sale of the Contracts. The Company, at its own expense, will qualify or register the Contracts in all jurisdictions where such qualification or registration is required and


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will obtain all necessary approvals of the offering and sale of the Contracts in accordance with the requirements of the NASD and applicable federal and state law.

    11. This Agreement may not be assigned by either party except by mutual consent and shall continue for a period of one year and from year to year thereafter subject to termination by either party at any time upon 30 days written notice to the other party and to the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        THE FRANKLIN LIFE INSURANCE COMPANY
                                        By:
                                             --------------------------------
                                                  President
ATTEST:

--------------------------
        Secretary

                                        FRANKLIN FINANCIAL SERVICES CORPORATION

                                        By:
                                             ------------------------------
                                                  President

ATTEST:
--------------------------
        Secretary



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                                     AMENDMENT TO
                    AGREEMENT BETWEEN THE FRANKLIN LIFE INSURANCE
                 COMPANY AND FRANKLIN FINANCIAL SERVICES CORPORATION


     The Agreement between FRANKLIN FINANCIAL SERVICES.CORPORATION, and THE FRANKLIN LIFE INSURANCE COMPANY dated June 30, 1971 is amended by deleting Paragraph 10 thereof and substituting the following:


         "10. FFSC will provide for prospectuses and such other material as the Company and FFSC may mutually determine to be necessary or desirable, and which are authorized by applicable law, for use in connection with the offering or sale of 'the Contracts, the expense of which, as between the Company and FFSC shall be borne by the Company. The Company, at its own expense, will qualify or register the Contracts in all jurisdictions where such qualification or registration is required and will obtain all necessary approvals of the offering and sale of the Contracts in accordance with the requirements of the NASD and applicable federal and state laws."


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 15th day of May, 1975.




                                         THE FRANKLIN LIFE INSURANCE COMPANY
                                         By:
                                            -----------------------------------
                                                  President
ATTEST:

--------------------------
        Secretary

                                         FRANKLIN FINANCIAL SERVICES CORPORATION

                                         By:
                                            -----------------------------------
                                                  President

ATTEST:
--------------------------
        Secretary


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